Exhibit 99.1

Solazyme Reports Fourth Quarter and Full Year 2013 Results

Commercial Production Underway at Clinton

Moema Facility Commissioning

South San Francisco, CA – February 26, 2014 – Solazyme, Inc. (NASDAQ: SZYM), a Renewable™ oil and bioproducts company, announced today results for the fourth quarter and full year ended December 31, 2013.

“2013 was a year of great progress for Solazyme as we readied our first major capacity projects, signed new commercial supply agreements, added important joint development partners, and further expanded our portfolio of Tailored™ oils,” said Jonathan Wolfson, CEO of Solazyme. “In the first half of 2014, we are focused on successfully executing Solazyme’s entry into broad commercial operations. We have begun shipping multiple products from the Clinton/Galva, Iowa facilities and are deep into commissioning in Brazil as we complete the first-of-its-kind 100,000 MT Solazyme Bunge Renewable Oils (SB Oils) facility at Moema. In these early days we are focused on generating consistent and reliable production for our partners, ahead of accelerating our production ramp later this year.”

Financial Results

Total revenue for the fourth quarter ended December 31, 2013 was $11.3 million compared with $8.4 million in the fourth quarter of 2012. Fourth quarter GAAP net loss was $33.3 million, which compares with net loss of $24.6 million in the prior year period. On a non-GAAP basis, the net loss was $27.4 million for the fourth quarter of 2013, compared with net loss of $21.5 million in the prior year quarter. A reconciliation of GAAP to non-GAAP results is included below.

Total revenue for the year ended December 31, 2013 was $39.8 million compared with $44.1 million in the prior year. Full year revenue, excluding government funded program revenue, was $39.5 million compared with $29.7 million in the prior year. Full year 2013 GAAP net loss was $116.4 million, compared with $83.1 million in the prior year. On a non-GAAP basis, the net loss was $88.6 million for 2013, compared with $70.0 million in 2012.

“Solazyme’s 2013 results included 21% growth in our most commercially mature business, as our Algenist® skin care line expanded its product offerings and geographic footprint. We also delivered on all of our joint development milestones for our partners,” said Tyler Painter, CFO of Solazyme. “We anticipate continued growth in these revenue streams in 2014 and look forward to growing product revenues from commercial supply of our products later this year as we ramp commercial production. In the meantime, Solazyme remains in a healthy financial position as we complete our first plants and prepare to broadly scale operations.”

2013 Highlights

•	Laid Foundation for Commercial Manufacturing in 2014: In 2013, Solazyme completed construction of the 20,000 MT Archer-Daniels-Midland Company facility in Clinton, Iowa and the downstream companion facility operated by American Natural Products in Galva, Iowa and neared completion of the 100,000 MT SB Oils facility in Brazil, setting the stage for the commercial operations that commenced at the Clinton/Galva facilities in early 2014, as well as the commissioning that is currently underway at the SB Oils facility in Brazil.

•	Production of Food Ingredients: Rapidly mobilized in the second half of 2013 to successfully manufacture both Whole Algal Flour ingredients at the Peoria facility.

•	Research Partnerships Continue to Flourish: In 2013, Solazyme announced a partnership with Mitsui & Co. Ltd. to develop a new suite of Tailored™ oils and is ahead of schedule with both of the first two oils under this agreement. Solazyme also signed a joint development agreement with AkzoNobel and extended its key JDA agreements with Bunge Limited and Unilever.

•	Commercial Supply Agreements Signed: Solazyme announced a 10,000 MT supply agreement with our long-term partner Unilever in the third quarter of 2013 and signed agreements with other customers, including fabric lubricant leader Goulston Technologies Inc. and metalworking lubricant distributor Koda Distribution Group, positioning our Tailored™ oils across multiple markets.

•	Development of New Tailored™ Oils: Solazyme continued to expand its technology platform through the development of multiple high value oils including its myristic, oleic, erucic, capric and caprylic Tailored oils.

•	Solid Algenist® Sales Growth: Solazyme continued to grow its Algenist skincare brand, which now boasts 21 SKUs and was recently launched in China. Algenist revenues totaled $19.9 million in 2013, a 21% increase versus 2012. The Algenist brand also won the 2014 Marie Claire Prix d’Excellence de la Beauté in France. Algenist was unanimously selected by the judging panel.

Conference Call

Solazyme will hold a conference call for investors on February 26 at 1:30 p.m. PT (4:30 p.m. ET). Investors may access the call by dialing 973-409-9250. A live webcast of the call will be available from the Investor Relations section of www.solazyme.com. A recording of the call will also be available by calling 404-537-3406; access code 96880758 beginning approximately two hours after the call, and will be available for one week. A webcast replay from today’s call will also be available from the Investor Relations section of www.solazyme.com approximately two hours after the call and will be available for up to thirty days.

About Solazyme, Inc.

Solazyme, Inc. (SZYM) is a Renewable™ oil and bioproducts company that transforms a range of low-cost plant-based sugars into high-value oils. Headquartered in South San Francisco, Solazyme’s Renewable™ products can replace or enhance oils derived from the world’s three existing sources – petroleum, plants and animal fats. Initially, Solazyme is focused on commercializing its products into three target markets: (1) fuels and chemicals, (2) nutrition and (3) skin and personal care.

Solazyme®, Algenist®, Tailored™, Renewable™ and the Solazyme logo are trademarks of Solazyme, Inc.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as a “non-GAAP financial measure” by the Securities and Exchange Commission: non-GAAP net loss. This measure may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of this non-GAAP financial measure to the nearest comparable GAAP measure, see “Reconciliation of GAAP to Non-GAAP Net-Loss Per Share” included in the tables to this press release.

This non-GAAP measure is provided to enhance investors’ overall understanding of Solazyme’s current financial performance and Solazyme’s prospects for the future. Specifically, Solazyme believes the non-GAAP measure provides useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results and business outlook.

For its internal budgeting process, Solazyme’s management uses financial measures that do not include stock-based compensation expense or special expenses such as non-cash gains or losses due to warrant revaluations. In addition to the corresponding GAAP measures, Solazyme’s management also uses the foregoing non-GAAP measure in reviewing the financial results of Solazyme. Solazyme excludes stock-based compensation expenses and special non-cash charges from its non-GAAP measures primarily because they are non-cash expenses that management does not believe are reflective of ongoing operating results.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Solazyme, including statements that involve risks and uncertainties concerning: its commercialization and production plans and commercialization timetable for its products; the growth of product and research and development revenues; selling prices for products; the ramping up of facilities; the timetable for bringing facilities online; meeting commercialization and technology targets; and Solazyme’s ability to maintain its relationships with its partners. When used in this press release, the words “will”, “expects”, “intends” and other similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Solazyme, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this press release due to a number of risks and uncertainties. Potential risks and uncertainties include, among others: Solazyme’s limited operating history; its limited history in commercializing products; implementation risk in deploying new technologies; its limited experience in constructing, ramping up and operating commercial manufacturing facilities; its ability to sell its products at a profit; delays related to construction, start-up and ramp-up of production facilities; its ability to manage operational costs at production facilities; its ability to enter into and maintain strategic collaborations; its ability to obtain requisite regulatory approvals; and its access, on favorable terms, to any required financing. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Solazyme.

In addition, please refer to the documents that Solazyme, Inc. files with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q, as updated from time to time, for a discussion of these and other risks. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Solazyme is not under any duty to update any of the information in this press release.

Contacts

Solazyme, Inc.

Corporate Communications:

Genet Garamendi press@solazyme.com

Or

Jeff Majtyka

Brad Edwards

Brainerd Communicators, Inc.

212-986-6667

majtyka@braincomm.com

edwards@braincomm.com

SOLAZYME, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In thousands, except per share amounts

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues
Research and development programs	$5,024	$3,811	$19,788	$27,649
Product revenues	6,250	4,613	19,962	16,459

Total revenues	11,274	8,424	39,750	44,108
Costs and operating expenses (1)
Cost of product revenue	1,985	1,404	6,385	5,311
Research and development	20,381	16,108	66,572	66,384
Sales, general and administrative	16,923	15,888	62,933	57,516

Total costs and operating expenses	39,289	33,400	135,890	129,211

Loss from operations	(28,015)	(24,976)	(96,140)	(85,103)
Other income (expense) (2)
Interest and other income (expense), net	(1,191)	249	(5,767)	1,511
Loss from equity method investment	(2,696)	(631)	(8,237)	(1,824)
Gain from change in fair value of warrant liability	572	748	147	2,284
Loss from change in fair value of derivative liability	(2,006)	—	(6,392)	—

Total other income (expense)	(5,321)	366	(20,249)	1,971

Net loss	$(33,336)	$(24,610)	$(116,389)	$(83,132)

Net loss per share, basic and diluted	$(0.49)	$(0.40)	$(1.81)	$(1.37)

Weighted average number of common shares used in loss per share computation, basic and diluted	68,453	60,873	64,212	60,509

SOLAZYME, INC.

RECONCILIATION OF GAAP TO NON-GAAP BASIC NET LOSS PER SHARE

In thousands, except per share amounts

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net loss	$(33,336)	$(24,610)	$(116,389)	$(83,132)
Gain from change in fair value of warrant liability	(572)	(748)	(147)	(2,284)
Loss from change in fair value of derivative liability	2,006	—	6,392	—
(1) Operating expenses include stock-based compensation expense as follows:
Research and development	1,806	985	5,917	3,924
Sales, general and administrative	2,395	2,859	12,736	11,478

Total stock-based compensation expense	4,201	3,844	18,653	15,402
(2) Other income (expense) includes costs as follows:
Amortization of debt discount and issuance costs	281	—	1,529	—
Dissolution of the Solazyme Roquette JV	—	—	1,406	—

Net loss (non-GAAP)	$(27,420)	$(21,514)	$(88,556)	$(70,014)

Basic and diluted loss per share (GAAP)	$(0.49)	$(0.40)	$(1.81)	$(1.37)
Gain from change in fair value of warrant liability	(0.01)	(0.01)	—	(0.04)
Loss from change in fair value of derivative liability	0.03	—	0.10	—
Stock-based compensation expense	0.07	0.06	0.29	0.25
Amortization of debt discount and issuance costs	—	—	0.02	—
Dissolution of the Solazyme Roquette JV	—	—	0.02	—

Net loss per share (non-GAAP)	$(0.40)	$(0.35)	$(1.38)	$(1.16)

SOLAZYME, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands

(UNAUDITED)

	December 31,	December 31,
	2013	2012
Assets
Current assets
Cash, cash equivalents and marketable securities	$167,521	$149,005
Other current assets	24,296	16,274

Total current assets	191,817	165,279
Property, plant and equipment —net	40,089	32,225
Other assets	26,799	19,520

Total assets	$258,705	$217,024

Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt	$65	$7,331
Other current liabilities	25,229	17,607

Total current liabilities	25,294	24,938
Other liabilities	1,006	1,138
Long-term debt	93,457	7,637

Total liabilities	119,757	33,713

Total stockholders’ equity	138,948	183,311

Total liabilities and stockholders’ equity	$258,705	$217,024